Exhibit 10.3


                        SECURED NON-CONVERTIBLE TERM NOTE

      FOR VALUE RECEIVED, each of GREENMAN TECHNOLOGIES, INC., a Delaware corporation (the "Parent") and the other companies listed on Exhibit A attached hereto (such other companies together with the Parent, each a "Company" and collectively, the "Companies"), jointly and severally promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax:
345-949-8080 (the "Holder") or its registered assigns or successors in interest, the sum of Eleven Million Dollars ($11,000,000), together with any accrued and unpaid interest hereon, on June 30, 2009 (the "Maturity Date") if not sooner paid.

      Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Amended and Restated Security and Purchase Agreement dated as June 30, 2004 and amended and restated as of the date hereof by and among the Companies and the Holder (as amended, modified and/or supplemented from time to time, the "Purchase Agreement").

      The following terms shall apply to this Secured Non-Convertible Term Note (this "Note"):

                                   ARTICLE I
            CONTRACT RATE, AMORTIZATION AND OTHER REQUIRED REPAYMENTS

      1.1 Contract Rate. Subject to Sections 3.2 and 4.10, interest payable on the outstanding principal amount of this Note (the "Principal Amount") shall accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time (the "Prime Rate"), plus two percent (2%) (the "Contract Rate"). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate. The Contract Rate shall not at any time be less than eight percent (8%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on August 1, 2006, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

      1.2 Contract Rate Payments. The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date.

      1.3 Principal Payments. Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the "Principal Amount") shall be made by the Companies beginning on July 2, 2007 and on the first business day of each succeeding month thereafter through and including the Maturity Date (each, an "Amortization Date"). For (i) the period commencing on the first Amortization

Date (which occurs on July 2, 2007) through and including the Amortization Date occurring in June 2008, the Companies shall make payments in the amount of One Hundred Fifty Thousand Dollars ($150,000) to the Holder, (ii) the period commencing on the Amortization Date occurring in July 2008 through and including the Amortization Date occurring in June 2009, the Companies shall make payments in the amount of Four Hundred Thousand Dollars ($400,000) to the Holder and
(iii) on the Maturity Date, the Companies shall repay the outstanding Principal Amount at such time (the foregoing clauses (i) through (iii), inclusive, collectively, the "Monthly Principal Amount"), each case together with any accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing under this Note, the Purchase Agreement and/or any other Ancillary Agreement (collectively, the "Monthly Amount"). Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Companies to the Holder under this Note, the Purchase Agreement and/or any other Ancillary Agreement shall be due and payable on the Maturity Date.

      1.4 Excess Cash Flow Repayment. The Companies hereby agree to, no later than ninety five (95) days following the end of each fiscal year of the Parent beginning with the fiscal quarter of the Parent ending on September 30, 2007, make a payment equal to 50% of (A) the aggregate net operating cash flow generated by the Companies for such fiscal year (calculated (1) in accordance with US GAAP, (2) in a manner consistent with prior fiscal periods, (3) in a manner reasonably acceptable to Laurus and, for greater certainty, (4) without deduction for capital expenditures) less (B) aggregate capital expenditures made by the Companies in such fiscal year (up to a maximum of 25% of the net operating cash flow calculated in accordance with clause (A)).

                                   ARTICLE II
                                   REDEMPTION

      2.1 Optional Redemption in Cash. The Companies may prepay this Note ("Optional Redemption") by paying to the Holder a sum of money equal to one hundred percent (100%) of the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any other Ancillary Agreement (the "Redemption Amount") outstanding on the Redemption Payment Date (as defined below). The Parent shall deliver to the Holder a written notice of redemption (the "Notice of Redemption") specifying the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be seven (7) business days after the date of the Notice of Redemption (the "Redemption Period"). On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Companies fail to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.

                                  ARTICLE III
                                EVENTS OF DEFAULT

      3.1 Events of Default. The occurrence of an Event of Default under the Security Agreement shall constitute an event of default ("Event of Default") hereunder.


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

      3.2 Default Interest. Following the occurrence and during the continuance of an Event of Default, the Companies shall jointly and severally pay additional interest on this Note in an amount equal to ten percent (10%) per annum, and all outstanding obligations under this Note, the Purchase Agreement and each other Ancillary Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

      3.3 Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may demand repayment in full of all obligations and liabilities owing by the Companies to the Holder under this Note, the Purchase Agreement and/or any other Ancillary Agreement and/or may elect, in addition to all rights and remedies of the Holder under the Purchase Agreement and the Ancillary Agreements and all obligations and liabilities of the Companies under the Purchase Agreement and the Ancillary Agreements, to require the Companies to make a Default Payment ("Default Payment"). The Default Payment shall be one hundred twenty percent (120%) of the outstanding principal amount of this Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to this Note, the Purchase Agreement, and/or the other Ancillary Agreements, then to accrued and unpaid interest due on this Note and then to the outstanding principal balance of this Note. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 3.3.

                                   ARTICLE IV
                                  MISCELLANEOUS

      4.1 Cumulative Remedies. The remedies under this Note shall be cumulative.

      4.2 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      4.3 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day,
(c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Companies at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for such Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the Companies or the Holder may designate by ten days advance written notice to the other parties hereto.


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

      4.4 Amendment Provision. The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

      4.5 Assignability. This Note shall be binding upon each Company and their respective successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. No Company may assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

      4.6 Cost of Collection. In case of any Event of Default under this Note, the Companies shall pay the Holder reasonable costs of collection, including reasonable attorneys' fees.

      4.7 Governing Law, Jurisdiction and Waiver of Jury Trial.

            (a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            (b) EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE, THE PURCHASE AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE, THE PURCHASE AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS; PROVIDED, THAT EACH COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANIES AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANIES' ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.


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

            (c) EACH COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, THE PURCHASE AGREEMENT OR ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

      4.8 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

      4.9 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Companies to the Holder and thus refunded to the Companies.

      4.10 Security Interest. The Holder has been granted a security interest in certain assets of the Companies as more fully described in (i) the Purchase Agreement dated as of June 30, 2004 and amended and reseated as of the date hereof, (ii) in the equity interests of the Parent's Subsidiaries pursuant to the Stock Pledge Agreement dated as of the date hereof and (iii) certain other security and pledge agreements referred to in that certain Reaffirmation and Ratification Agreement dated the date hereof.

      4.11 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

      5.13 Registered Obligation. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Companies (or their respective agent) shall register this Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by


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

(i) surrender of this Note and either the reissuance by the Companies of this Note to the new holder or the issuance by the Companies of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the Companies (or their respective agent), within the meaning of Treasury Regulation
Section 1.871-14(c)(1)(i)(B).

       [Balance of page intentionally left blank; signature page follows]


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

      IN WITNESS WHEREOF, each Company has caused this Secured Non-Convertible Term Note to be signed in its name effective as of this ___ day of June, 2006.

                                     GREENMAN TECHNOLOGIES, INC.

                                     By:__________________________________
                                        Name:
                                        Title:

WITNESS:

____________________________


                                     GREENMAN TECHNOLOGIES OF MINNESOTA, INC.

                                     By:__________________________________
                                        Name:
                                        Title:

WITNESS:

____________________________


                                     GREENMAN TECHNOLOGIES OF IOWA, INC.

                                     By:__________________________________
                                        Name:
                                        Title:

WITNESS:

____________________________


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

                                                                       EXHIBIT A

                                 OTHER COMPANIES

        GreenMan Technologies of Minnesota, Inc., a Minnesota corporation
            GreenMan Technologies of Iowa, Inc., an Iowa corporation


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